Exhibit 99.2

LOCK-UP LETTER AGREEMENT

November 30, 2016

Ladenburg Thalmann & Co. Inc.

As Representative of the several

  Underwriters to be named in the

  within-mentioned Underwriting Agreement

520 Madison Avenue

New York, New York 10022

Re: Proposed Public Offering by Innovative Industrial Properties, Inc.

Ladies and Gentlemen:

The undersigned, a stockholder, officer and/or director of Innovative Industrial Properties, Inc., a Maryland corporation (the “Company”), understands that Ladenburg Thalmann & Co. Inc. (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the Operating Partnership providing for the initial public offering (the “Offering”) of shares (the “Securities”) of the Company’s Class A common stock, par value $.001 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representative, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (including, without limitation, the Company’s Class B common stock, par value $0.001 per share, and limited partnership interests in the Company’s operating partnership, IIP Operating Partnership, LP), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right to request or require registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities as follows without the prior written consent of the Representative, provided that (1) the Representative receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers (other than a filing on a Form 5 made after the expiration of the 180-day period referred to above):

•	as a bona fide gift or gifts; or

•	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

•	as a distribution to limited partners, members or stockholders of the undersigned; or

•	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s (or any other applicable) transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

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Very truly yours,

For Natural Persons:	For Entities:
Alan D. Gold
(Name)	(Name)
/s/ Alan D. Gold	By:
(Signature)	Name: Title: